                                                                    Exhibit 99.1

                             JOINT FILER INFORMATION

Name of Joint Filer:                    GE Medical Systems Information
                                        Technologies, Inc.

Address of Joint Filer:                 8200 West Tower Avenue
                                        Milwaukee, Wisconsin 53223

Relationship of Joint Filer to Issuer:  Other (1)

Issuer Name and Ticker or Trading
Symbol:                                 NeoGenomics, Inc. (NEO)

Date of Earliest Transaction Required
to be reported (Month/Day/Year):        12/30/2015

Designated Filer:                       General Electric Company

Signature:

GE MEDICAL SYSTEMS INFORMATION TECHNOLOGIES, INC.

By: /s/Raul Grable
    ------------------------------------
      Name:  /s/ Raul Grable
      Title:  Attorney in-Fact

Date: January 4, 2016

(1) GE Medical Systems Information Technologies, Inc., a Wisconsin corporation
("GE InfoTech"), is a wholly owned subsidiary of General Electric Company, a New
York corporation ("General Electric").